Exhibit 10.5

BULLISH

2025 OMNIBUS INCENTIVE PLAN

SECTION 1.         PURPOSE

The purpose of this Bullish 2025 Omnibus Incentive Plan is to promote the success of the Company’s business for the benefit of its shareholders by enabling the Company to offer Eligible Individuals cash- and share-based incentives to attract, retain, and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders. The Plan is effective as of the date set forth in Section 15.

SECTION 2.         DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1.         “Affiliate” means a corporation or other entity controlled by, controlling, or under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such person, whether through the ownership of voting or other securities, by contract, or otherwise.

2.2.         “Applicable Law” means the requirements relating to the administration of equity-based awards and the related shares under U.S. state corporate law, U.S. federal and state securities laws, the laws of the Cayman Islands, the rules of any stock exchange or quotation system on which the shares are listed or quoted, and any other applicable laws, including tax laws, of any U.S. or non-U.S. jurisdictions where Awards are, or will be, granted under the Plan.

2.3.         “Assumed Awards” means each option to purchase Shares or each restricted share units payable in Shares, in each case, granted under the Prior Plan.

2.4.         “Award” means any award under the Plan of any Share Option, Share Appreciation Right, Restricted Share, Restricted Share Units, Performance Award, Other Share-Based Award, Assumed Awards or Cash Award. All Awards shall be granted by, confirmed by, and subject to the terms of a written or electronic agreement executed by the Company and the Participant.

2.5.         “Award Agreement” means the written or electronic agreement, contract, certificate, or other instrument or document evidencing the terms and conditions of an individual Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.6.         “Board” means the Board of Directors of the Company.

2.7.         “Cash Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.8.         “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Service, the following: (a) in the case where there is an employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control (as defined in such agreement) actually takes place and then only with regard to a termination thereafter, or (b) in the case where there is no employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such agreement in effect but it does not define “cause” (or words of like import)), the Participant’s (i) service is terminated summarily by the Company or any of its Affiliates in accordance with the terms of the Participant’s employment contract with the Company or any of its Affiliates; (ii) material failure to perform his or her reasonable and lawful duties or responsibilities to the Company or any of its Affiliates after a written warning; (iii) intentional and willful refusal to follow directions from any duly authorized representative of the Company or any of its Affiliates that are not inconsistent with the Participant’s position; (iv) engaging in any act of willful misconduct, gross negligence, dishonesty, fraud or misrepresentation to the material detriment of the Company or any of its Affiliates; (v) violation of any law or regulation that causes material harm to the Company or any of its Affiliates; (vi) material breach of any material terms of an employee handbook (or similar written policies applicable to the Participant), confidentiality agreement or invention assignment agreement between the Participant and the Company or any of its Affiliates, failure to comply with the Company or an Affiliate’s other directives, policies, or procedures or material breach of fiduciary duty to the Company or an Affiliate; (vii) being charged with and subsequently found guilty of committing a crime (other than minor traffic offenses) or any admission by the Participant of the commission of such crime; (viii) engaging in intentional and willful conduct that is injurious to the Company’s or any of its Subsidiaries’ name or reputation; (ix) material breach of any material terms or provisions in any corporate agreement that has not been cured within 60 days following written notice of such breach to which the Participant is a party with the Company or any of its Affiliates; or (x) becoming disqualified from performing regulated services relevant to the Participant’s role.

2.9.         “Change in Control” means and includes each of the following, unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee:

2.9.1.       any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding for purposes herein, acquisitions pursuant to a Business Combination (as defined below) that does not constitute a Change in Control as set out in Section 2.9.2;

2.9.2.       a merger, reorganization, or consolidation of the Company or in which equity securities of the Company are issued (each, a “Business Combination”), other than a merger, reorganization, or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its direct or indirect Parent) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or, as applicable, a direct or indirect Parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 2.9.1) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its direct or indirect Parent) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or, as applicable, a direct or indirect Parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 2.9.1) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control;

2.9.3.       during the period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.9.1 or 2.9.2) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

2.9.4.       a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

For purposes of this Section 2.9, notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

2.10.       “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.

2.11.       “Committee” means any committee of the Board duly authorized by the Board to administer the Plan; provided, however, that unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Qualified Members of the Board for all purposes under the Plan. The Board may abolish any Committee or re-vest in itself any previously delegated authority from time to time, and will retain the right to exercise the authority of the Committee to the extent consistent with Applicable Law.

2.12.       “Common Shares” means the Ordinary Shares, $0.002 par value per share, of the Company.

2.13.       “Company” means Bullish, a Cayman Islands exempted company, and its successors by operation of law.

2.14.       “Consultant” means any natural person who is an advisor or consultant to the Company or any of its Affiliates.

2.15.       “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Service, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, provided, however, for purposes of an Incentive Share Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined by the Committee, and the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan in which a Participant participates that is maintained by the Company or any Affiliate. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16.       “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

2.17.       “Effective Date” means the effective date of the Plan as set out in Section 15.

2.18.       “Eligible Employees” means each employee of the Company or any of its Affiliates or any of the Company’s or its Affiliates’ respective subsidiaries. An employee on a leave of absence may be an Eligible Employee.

2.19.       “Eligible Individual” means an Eligible Employee, Non-Employee Director, or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.20.       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.21.       “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Share on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Share is not traded, listed, or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a date on which the applicable market is open, the next day that it is open.

2.22.       “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.23.       “Incentive Share Option” means any Share Option that is awarded to an Eligible Employee who is an employee of the Company, its Subsidiaries, or its Parents (if any) under the Plan and that is intended to be, and designated as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24.       “Non-Employee Director” means a director or a member of the Board of the Company who is not an employee of the Company.

2.25.       “Nonqualified Share Option” means any Share Option awarded under the Plan that is not an Incentive Share Option.

2.26.       “Other Share-Based Award” means an Award under Section 10 of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Shares.

2.27.       “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.28.       “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.29.       “Performance Award” means an Award granted to a Participant pursuant to Section 9 hereof contingent upon achieving certain Performance Goals.

2.30.       “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.

2.31.       “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.32.       “Plan” means this Bullish 2025 Omnibus Incentive Plan, as amended from time to time.

2.33.       “Prior Plan” means the Bullish Incentive Plan as amended and adopted by Bullish Global on 25 May 2023.

2.34.       “Qualified Member” means a member of the Board who is (a) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (b) “independent” under the listing standards or rules of the securities exchange upon which the Common Share is traded, but only to the extent such independence is required to take the action at issue pursuant to such standards or rules.

2.35.       “Reference Share Option” has the meaning set forth in Section 7.1.

2.36.       “Restricted Share” means an Award of Shares under the Plan that is subject to restrictions under Section 8.

2.37.       “Restricted Share Units” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

2.38.       “Restriction Period” has the meaning set forth in Section 8.3.1 with respect to Restricted Share.

2.39.       “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.40.       “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.41.       “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.42.       “Shares” means shares of Common Shares.

2.43.       “Share Appreciation Right” shall mean the right pursuant to an Award granted under Section 7.

2.44.       “Share Option” or “Option” means any option to purchase Shares granted to Eligible Individuals granted pursuant to Section 6.

2.45.       “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.46.       “Ten Percent Shareholder” means a person owning shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, its Subsidiaries, or its Parent.

2.47.       “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and its Affiliates. Unless otherwise determined by the Committee, (a) if a Participant’s employment or services with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service with the Company and its Affiliates and (b) a Participant employed by, or performing services for, an Affiliate that ceases to be an Affiliate shall also be deemed to have incurred a Termination of Service provided the Participant does not immediately thereafter become an employee of the Company or another Affiliate. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

SECTION 3.          ADMINISTRATION

3.1.         Authority of the Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and Applicable Law, the Committee shall have full authority to grant Awards to Eligible Individuals under the Plan. In particular, the Committee shall have the authority to:

3.1.1.       determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

3.1.2.       determine the number of Shares to be covered by each Award granted hereunder;

3.1.3.       determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

3.1.4.       determine the amount of cash to be covered by each Award granted hereunder;

3.1.5.       determine whether, to what extent, and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

3.1.6.       determine whether and under what circumstances an Award may be settled in cash, Shares, other property, or a combination of the foregoing;

3.1.7.       determine whether, to what extent, and under what circumstances cash, Shares, or other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;

3.1.8.       modify, waive, amend, or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, Performance Goals;

3.1.9.       determine whether a Share Option is an Incentive Share Option or Nonqualified Share Option;

3.1.10.     determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Shares acquired pursuant to the exercise or vesting of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award or Shares;

3.1.11.     modify, extend, or renew an Award, subject to Section 12 and Section 6.4.12; and

3.1.12.     determine how the Disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or beneficiary may exercise rights under the Award, if applicable.

3.2.         Guidelines. Subject to Section 12 hereof, the Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by Applicable Law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements or sub-plans relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special rules, sub-plans, guidelines, and provisions for persons who are residing in or employed in, or subject to, the taxes of any domestic or foreign jurisdictions to satisfy or accommodate applicable foreign laws or to qualify for preferred tax treatment of such domestic or foreign jurisdictions.

3.3.         Decisions Final. Any decision, interpretation, or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding, and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors, and assigns.

3.4.         Procedures. If the Committee is appointed, the Board shall specify the delegation of powers and authority, including procedures, of such Committee from time to time, subject to the memorandum of association and amended and restated articles of association of the Company, as may be amended from time to time.

3.5.         Designation of Consultants/Liability; Delegation of Authority.

3.5.1.       The Committee may designate employees of the Company or its Affiliates and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by Applicable Law) may grant authority to officers of the Company to grant Awards and/or execute agreements or other documents on behalf of the Committee.

3.5.2.       The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant, or agent shall be paid by the Company. The Committee, its members, and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by Applicable Law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.5.3.       The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company or its Affiliates, including the power to perform administrative functions and grant Awards; provided that such delegation does not (i) violate Applicable Law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Shares.

3.6.         Indemnification. To the maximum extent permitted by Applicable Law and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company and member or former member of the Committee or the Board (each, an “Indemnitee”) shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such Indemnitee's own actual fraud, willful neglect or willful default. Such indemnification shall be subject to Applicable Law, any limitations in the Company's organizational documents and under any indemnification, employment or other similar agreement entered into between the Indemnitee and the Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

SECTION 4.         SHARE LIMITATION

4.1.         Shares. The aggregate number of Shares that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 12,266,965 Shares (subject to any increase or decrease pursuant to this Section 4), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company or both. The number of Shares that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall be subject to an annual increase on January 1 of each calendar year during the term of the plan, equal to the lesser of (a) 5% of the aggregate number of Shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of Shares as is determined by the Board. The aggregate number of Shares that may be issued or used with respect to any Incentive Share Option shall not exceed 12,266,965 Shares (subject to any increase or decrease pursuant to this Section 4). Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. Notwithstanding anything to the contrary contained herein, Shares subject to an Award (including any Assumed Awards) under the Plan shall again be made available for issuance or delivery under the Plan if such Shares are (A) Shares tendered in payment of an Option, (B) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, (C) Shares covered by a share-settled Share Appreciation Right or other Awards (including any Assumed Awards) that were not issued upon the settlement of the Award, or (D) Shares subject to an Award (including any Assumed Award) that expires or is canceled, forfeited, or terminated without issuance of the full number of Shares to which the Award related.

4.2.         Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or shares, the Committee may grant Awards in substitution for any options or other shares or share-based awards granted before such merger or consolidation by such entity or its Affiliate (“Substitute Awards”). Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the overall share limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Share Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Share Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grants pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Employees or Non-Employee Directors prior to such acquisition or combination.

4.3.          Adjustments.

4.3.1.       The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, or preferred or prior preference shares ahead of or affecting the Shares, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding.

4.3.2.       Subject to the provisions of Section 11.1:

4.3.2.1.              If the Company at any time subdivides (by any split, recapitalization, or otherwise) the outstanding Shares into a greater number of Shares, or combines (by reverse split, combination, or otherwise) its outstanding Shares into a lesser number of Shares, then the respective exercise prices for outstanding Awards that provide for a Participant-elected exercise and the number of Shares covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

4.3.2.2.              Excepting transactions covered by Section 4.3.2.1, if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding Shares are converted into the right to receive (or the holders of Common Shares are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity, then, subject to the provisions of Section 11.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the exercise or purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

4.3.2.3.              If there shall occur any change in the capital structure of the Company, including without limitation, any stock dividend, stock split (including a reverse stock split), recapitalization, reclassification, or other similar change, other than those covered by Section 4.3.2.3 or 4.3.2.2, any conversion, any adjustment, or any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee shall adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

4.3.2.4.              In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other extraordinary transaction or change affecting the Shares or the Share price, including any securities offering or other similar transaction, for administrative convenience, the Committee may refuse to permit the exercise of any Award for up to sixty (60) days before or after such transaction.

4.3.2.5.              The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other Company public filing.

4.3.2.6.              Any such adjustment determined by the Committee pursuant to this Section 4.3.2 shall be final, binding, and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors, and permitted assigns. Except as expressly provided in this Section 4.3 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.3.

SECTION 5.         ELIGIBILITY

5.1.         General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2.         Incentive Share Options. Notwithstanding the foregoing, only Eligible Employees who are U.S. taxpayers and employees of the Company, its Subsidiaries, or its Parents (if any) are eligible to be granted Incentive Share Options under the Plan. Eligibility for the grant of an Incentive Share Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3.         General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant, or Non-Employee Director, as applicable.

SECTION 6.         SHARE OPTIONS

6.1.         Options. Share Options may be granted alone or in addition to other Awards granted under the Plan. Each Share Option granted under the Plan shall be of one of two types: (a) an Incentive Share Option or (b) a Nonqualified Share Option.

6.2.         Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Share Options, Nonqualified Share Options, or both types of Share Options; provided, however, that Incentive Share Options may only be granted to an Eligible Employee who is a U.S. taxpayer and an employee of the Company, its Subsidiaries, or its Parents (if any). The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Nonqualified Share Options. To the extent that any Share Option does not qualify as an Incentive Share Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Share Option or the portion thereof which does not so qualify shall constitute a separate Nonqualified Share Option.

6.3.         Incentive Share Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Share Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Share Option under such Section 422.

6.4.         Terms of Options. Options granted under the Plan shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

6.4.1.       Exercise Price. The exercise price per Share subject to a Share Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Share Option shall not be less than 100% (or, in the case of an Incentive Share Option granted to a Ten Percent Shareholder, 110%) of the Fair Market Value at the time of grant.

6.4.2.       Share Option Term. The term of each Share Option shall be fixed by the Committee, provided that no Share Option shall be exercisable more than 10 years (or, in the case of an Incentive Share Option granted to a Ten Percent Shareholder, five years) after the date the Option is granted.

6.4.3.       Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Share Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.4.4.       Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4.3, to the extent vested, Share Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise (which may be electronic) to the Company specifying the number of Share Options to be exercised and underlying Shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price (which shall equal the product of such number of Shares to be purchased multiplied by the applicable exercise price). The exercise price for the Share Options may be paid upon such terms and conditions as shall be established by the Committee and set forth in the applicable Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Share Options pursuant to which the Company may withhold a number of Shares that otherwise would be issued to the Participant in connection with the exercise of the Share Option having a Fair Market Value on the date of exercise equal to the exercise price, or that permit the Participant to deliver cash or Shares with a Fair Market Value equal to the exercise price on the date of payment, or through a simultaneous sale through a broker of Shares acquired on exercise, all as permitted by Applicable Law. No Shares shall be issued until payment therefor, as provided herein, has been made or provided for by the Participant.

6.4.5.       Non-Transferability of Options. No Share Option shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Share Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Nonqualified Share Option that is otherwise not transferable pursuant to this Section 6.4.5 is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Nonqualified Share Option that is transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any Shares acquired upon the exercise of a Nonqualified Share Option by a permissible transferee of a Nonqualified Share Option or a permissible transferee pursuant to a transfer after the exercise of the Nonqualified Share Option shall be subject to the terms of the Plan and the applicable Award Agreement.

6.4.6.       Termination by Death or Disability. Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is by reason of death or Disability, all Share Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Share Options; provided, however, that, in the event of a Participant’s Termination of Service by reason of Disability, if the Participant dies within such exercise period, all unexercised Share Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Share Options.

6.4.7.       Involuntary Termination Without Cause. Unless otherwise provided in the applicable Award Agreement, or in the case of such a termination within a certain time period following a Change in Control, which is addressed in Section 11, or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is by involuntary termination by the Company without Cause, all Share Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant at any time within a period of 90 days from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Share Options.

6.4.8.       Voluntary Resignation. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is voluntary (other than a voluntary termination described in Section 6.4.9 hereof), all Share Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant at any time within a period of 90 days from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Share Options.

6.4.9.       Termination for Cause. Unless otherwise provided in the applicable Award Agreement or determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service (A) is for Cause or (B) is a voluntary Termination of Service (as provided in Section 6.4.8) after the occurrence of an event that would be grounds for a Termination of Service for Cause, all Share Options, whether vested or not vested, that are held by such Participant shall thereupon immediately terminate and expire as of the date of such Termination of Service.

6.4.10.     Unvested Share Options. Unless otherwise provided in the applicable Award Agreement or determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, Share Options that are not vested as of the date of a Participant’s Termination of Service for any reason shall terminate and expire as of the date of such Termination of Service.

6.4.11.     Incentive Share Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Share Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other share option plan of the Company, any Subsidiary, or any Parent exceeds $100,000, such Options shall be treated as Nonqualified Share Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary, or any Parent at all times from the time an Incentive Share Option is granted until three months prior to the date of exercise thereof (or such other period as required by Applicable Law), such Share Option shall be treated as a Nonqualified Share Option. Should any provision of the Plan not be necessary in order for the Share Options to qualify as Incentive Share Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

6.4.12.     Modification, Extension, and Renewal of Share Options. The Committee may (i) modify, extend, or renew outstanding Share Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided, further, that such action does not subject the Share Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Share Options (to the extent not theretofore exercised) and authorize the granting of new Share Options in substitution therefor (to the extent not theretofore exercised). The Committee may, without the approval of the shareholders of the Company, reduce the exercise price per share of outstanding Share Options or Share Appreciation Rights or cancel outstanding Share Options or Share Appreciation Rights in exchange for cash, other Awards or Share Options or Share Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Share Options or Share Appreciation Rights.

6.4.13.     Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Nonqualified Share Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Nonqualified Share Option as of such date, with respect to which the Fair Market Value of the Shares underlying the Nonqualified Share Option exceeds the exercise price of such Nonqualified Share Option on the date of expiration of such Option, subject to Section 14.4. Share Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

SECTION 7.         SHARE APPRECIATION RIGHTS

7.1.         Share Appreciation Rights. Share Appreciation Rights may be granted alone (“Free Standing Share Appreciation Right”) or in conjunction with all or part of any Share Option (a “Reference Share Option”) granted under the Plan (“Tandem Share Appreciation Rights”). In the case of a Nonqualified Share Option, such rights may be granted either at or after the time of the grant of such Reference Share Option. In the case of an Incentive Share Option, such rights may be granted only at the time of the grant of such Reference Share Option.

7.2.         Terms of Share Appreciation Rights. Share Appreciation Rights granted under the Plan shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

7.2.1.       Exercise Price. The exercise price per Share subject to a Share Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Share Appreciation Right shall not be less than 100% of the Fair Market Value at the time of grant, and provided, further, that the per share exercise price of a Tandem Share Appreciation Right shall not be less than the per share exercise price of the Reference Share Option.

7.2.2.       Term. The term of each Free Standing Share Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted. A Tandem Share Appreciation Right or applicable portion thereof granted with respect to a Reference Share Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Share Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Share Appreciation Right granted with respect to less than the full number of Shares covered by the Reference Share Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Share Option causes, the number of Shares covered by the Tandem Share Appreciation Right to exceed the number of Shares remaining available and unexercised under the Reference Share Option.

7.2.3.       Exercisability. Unless otherwise provided by the Committee, Free Standing Share Appreciation Rights granted under the Plan shall be exercised at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in terms of any Award Agreement upon the occurrence of a specified event. A Tandem Share Appreciation Right shall be exercisable only at such time or times and to the extent that the Reference Share Options to which they relate shall be exercisable in accordance with the provisions of Section 6, and shall be subject to the provisions of Section 6.4.3.

7.2.4.       Method of Exercise. Subject to whatever installment and waiting period provisions applied under Section 6.4.3, to the extent vested, a Free Standing Share Appreciation Right may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by given written notice of exercise (which may be electronic) to the Company specifying the number of Share Appreciation Rights being exercised. A Tandem Share Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Share Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Share Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Share Appreciation Rights have been exercised.

7.2.5.       Payment. Upon the exercise of a Free Standing Share Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Shares (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one Share on the date that the right is exercised over the Fair Market Value of one Share on the date that the right was awarded to the Participant. Upon the exercise of a Tandem Share Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Shares (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one Share over the Share Option exercise price per share specified in the Reference Share Option Award Agreement multiplied by the number of Shares in respect of which the Tandem Share Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

7.2.6.       Deemed Exercise of Reference Share Option. Upon the exercise of a Tandem Share Appreciation Right, the Reference Share Option or part thereof to which such Share Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 of the Plan on the number of Shares to be issued under the Plan.

7.2.7.       Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination of Service for any reason, Free Standing Share Appreciation Rights may remain exercisable following a Participant’s Termination of Service on the same basis as Share Options would be exercisable following a Participant’s Termination of Service in accordance with the provisions of Sections 6.4(f) through 6.4(j).

7.2.8.       Non-Transferability. Free Standing Share Appreciation Rights shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant. Tandem Share Appreciation Rights shall be transferable only when and to the extent that the underlying share Option would be transferable under Section 6.4.6 of the Plan.

7.2.9.        Modification, Extension, and Renewal of Share Appreciation Rights. The Committee may (i) modify, extend, or renew outstanding Share Appreciation Rights granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided, further, that such action does not subject the Share Appreciation Rights to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Share Appreciation Rights (to the extent not theretofore exercised) and authorize the granting of new Share Appreciation Rights in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Share Appreciation Right may not be modified to reduce the exercise price thereof nor may a new Share Appreciation Right at a lower price be substituted for a surrendered Share Appreciation Right (other than adjustments or substitutions in accordance with Section 4), unless such action is approved by the shareholders of the Company.

7.2.10.     Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Share Appreciation Right on a cashless basis on the last day of the term of such Share Appreciation Right if the Participant has failed to exercise the Share Appreciation Right as of such date, with respect to which the Fair Market Value of the Shares underlying the Share Appreciation Right exceeds the exercise price of such Share Appreciation Right on the date of expiration of such Share Appreciation Right, subject to Section 14.4. Share Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

SECTION 8.         RESTRICTED SHARES; RESTRICTED SHARE UNITS

8.1.          Awards of Restricted Shares and Restricted Share Units. Shares of Restricted Shares and Restricted Share Units may be granted alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom, and the time or times at which, grants of Restricted Shares and/or Restricted Share Units shall be made, the number of shares of Restricted Shares or Restricted Share Units to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee shall determine and set forth in the Award Agreement the terms and conditions for each Restricted Shares and Restricted Share Unit Award, subject to the conditions and limitations contained in the Plan, including any vesting or forfeiture conditions during the applicable restriction period. The Committee may condition the grant or vesting of Restricted Shares and Restricted Share Units upon the attainment of specified performance targets (including the Performance Goals) or such other factor as the Committee may determine in its sole discretion.

8.2.         Awards and Certificates. Restricted Shares and Restricted Share Units granted under the Plan shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

8.2.1.       Restricted Shares:

8.2.1.1.              Purchase Price. The purchase price of Restricted Shares shall be fixed by the Committee. The purchase price for shares of Restricted Shares may be zero to the extent permitted by Applicable Law, and, to the extent not so permitted, such purchase price may not be less than par value.

8.2.1.2.              Legend. Each Participant receiving Restricted Shares shall be issued a share certificate in respect of such shares of Restricted Shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Shares. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by Applicable Law, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares.

8.2.1.3.              Custody. If share certificates are issued in respect of shares of Restricted Shares, the Committee may require that any share certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Shares, the Participant shall have delivered a duly signed share power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Share Award in the event that such Award is forfeited in whole or part.

8.2.1.4.              Rights as a Shareholder. Except as provided in Section 8.3.1 and this Section 8.2.1 or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Shares, all of the rights of a holder of Shares, including, without limitation, the right to receive dividends, the right to vote such shares, and, subject to and conditioned upon the full vesting of shares of Restricted Shares, the right to tender such shares; provided that the Award Agreement shall specify on what terms and conditions the applicable Participant shall be entitled to dividends payable on the shares of Restricted Shares.

8.2.1.5.              Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares, the certificates for such Shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by Applicable Law or other limitations imposed by the Committee.

8.2.2.       Restricted Share Units:

8.2.2.1.              Settlement. The Committee may provide that settlement of Restricted Share Units will occur upon or as soon as reasonably practical after the Restricted Share Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A of the Code.

8.2.2.2.              Right as a Shareholder. A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Share Unit unless and until Shares are delivered in settlement of the Restricted Share Units.

8.2.2.3.              Dividend Equivalents. If the Committee so provides, a grant of Restricted Share Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares, and subject to the same restrictions on transferability and forfeitability as the Restricted Share Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.

8.3.         Restrictions and Conditions.

8.3.1.       Restriction Period:

8.3.1.1.              The Participant shall not be permitted to transfer shares of Restricted Shares awarded under the Plan or vest in Restricted Share Units during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the applicable Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the Restricted Shares and/or Restricted Share Units. Within these limits, based on service, attainment of Performance Goals pursuant to Section 9.1, and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Share Award or Restricted Share Unit and/or waive the deferral limitations for all or any part of any Award.

8.3.1.2.              If the grant of shares of Restricted Shares or Restricted Share Units or the lapse of restrictions or vesting schedule is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage applicable to each Participant or class of Participants in the applicable Award Agreement prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions), and other similar types of events or circumstances.

8.3.2.       Termination. Unless otherwise provided in the applicable Award Agreement or determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, upon a Participant’s Termination of Service for any reason during the relevant Restriction Period, all Restricted Shares or Restricted Share Units still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

SECTION 9.         PERFORMANCE AWARDS

9.1.         Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during the Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The conditions for grant or vesting and the other provisions of Performance Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each Participant. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.

SECTION 10.       OTHER SHARE-BASED AND CASH AWARDS

10.1.       Other Share-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including but not limited to, Shares awarded purely as a bonus and not subject to restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, share equivalent units, and Awards valued by reference to book value of Shares. Other Share-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals to whom, and the time or times at which, such Awards shall be made, the number of Shares to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Shares under such Awards upon the completion of a specified Performance Period. The Committee may condition the grant or vesting of Other Share-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion.

10.2.       Terms and Conditions. Other Share-Based Awards made pursuant to this Section 10 shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

10.2.1.     Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Shares subject to Awards made under this Section 10 may not be transferred prior to the date on which the Shares are issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

10.2.2.     Dividends. Unless otherwise determined by the Committee at the time of the grant of an Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Section 10 shall not be entitled to receive, currently or on a deferred basis, dividends or Dividend Equivalents in respect of the number of Shares covered by the Award.

10.2.3.     Vesting. Any Award under this Section 10 and any Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee in its sole discretion.

10.2.4.     Price. Shares under this Section 10 may be issued for no cash consideration. Shares purchased pursuant to a purchase right awarded under this Section 10 shall be priced as determined by the Committee in its sole discretion.

10.3.       Cash Awards. The Committee may from time to time grant Cash Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by Applicable Law, as it shall determine in its sole discretion. Cash Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of a Cash Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

SECTION 11.       CHANGE IN CONTROL PROVISIONS

11.1.       Benefits. In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award Agreement, employment agreement, offer letter, consulting agreement, change in control agreement or similar agreement between the Participant and the Company or any Affiliate, a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:

11.1.1.      Awards, whether or not then vested, shall be continued, be assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Shares or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Shares or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Shares on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Shares or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary, if any Awards will not be assumed, substituted or continued by the surviving entity in connection with a Change in Control, then the vesting of such Awards shall accelerate contingent on the occurrence of the Change in Control.

11.1.2.     The Committee, in its sole discretion, may provide for the purchase, conversion or cancellation of any Awards by the Company for an amount of cash equal to the excess (if any) of the Fair Market Value of the Shares covered by such Awards as of the time of such Change in Control, over the aggregate exercise price of such Awards; provided, however, that if the exercise price of an Option or Share Appreciation Right exceeds such Fair Market Value, such Award may be cancelled for no consideration.

11.1.3.     The Committee may, in its sole discretion, terminate all outstanding and unexercised Share Options, Share Appreciation Rights, or any Other Share-Based Award that provides for a Participant-elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

11.1.4.     Except as otherwise determined by the Committee at the time of a Change in Control or as provided in an Award Agreement or other agreement, in the event of a Change in Control of the Company, the following provisions will apply:

11.1.4.1.            No Award that is not otherwise vested or exercisable shall become vested or exercisable solely as the result of the occurrence of a Change in Control, except as otherwise determined by the Committee in the case of a Change in Control that results in the Company no longer being a publicly traded corporation, or in the assets or stock of the Company being transferred to a successor that does not agree to assume the Company’s obligations under outstanding Awards; and

11.1.4.2.            If the Participant experiences a Termination of Service by involuntary termination by the Company without Cause, the Participant’s Awards shall be fully vested and, in the case of an Option or Share Appreciation Right, shall remain exercisable until the original expiration date of the Option or Share Appreciation Right, provided that in the case of an Award the vesting of which is based in whole or part upon the attainment of Performance Goals, the Performance Goals shall be deemed to have been met at the target level. The Committee may require a Participant to enter into an agreement containing restrictive covenants, including without limitation, covenants not to compete, not to solicit customers or employees, not to make use of confidential information, not to disparage the Company, or to cooperate with the Company in responding to claims about which the Participant has knowledge, as a condition to the application of the provisions of this Section.

11.1.5.     Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an Award at any time.

SECTION 12.       TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any Applicable Law), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by Applicable Law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension, or termination may not be impaired without the consent of such Participant and, provided, further, that without the approval of the holders of the Shares entitled to vote in accordance with Applicable Law, no amendment may be made that would (i) increase the aggregate number of Shares that may be issued under the Plan (except by operation of Section 4), or (ii) change the classification of individuals eligible to receive Awards under the Plan. Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with Applicable Law, including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

SECTION 13.       UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which is not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

SECTION 14.       GENERAL PROVISIONS

14.1.       Legend. The Committee may require each person receiving Shares pursuant to a Share Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares is then listed or any national securities exchange system upon whose system the Common Shares is then quoted, and any Applicable Law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Shares are held in book-entry form, then the book-entry will indicate any restrictions on such Shares.

14.2.       Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3.       No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant, or Non-Employee Director any right with respect to continuance of employment, consultancy, or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy, or directorship at any time.

14.4.       Withholding of Taxes. A Participant shall be required to pay to the Company or one of its Affiliates, as applicable, or make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of an Award. The Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy all or any portion of the applicable taxes that are required to be withheld with respect to an Award by (a) the delivery of Shares (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such withholding liability (or portion thereof); (b) having the Company withhold from the Shares otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, a number of Shares with an aggregate Fair Market Value equal to the amount of such withholding liability; or (c) by any other means specified in the applicable Award Agreement or otherwise determined by the Committee.

14.5.       Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards, or other securities or property shall be used or paid in lieu of fractional Shares or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.

14.6.       No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be transferable in any manner, and any attempt to transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.7.       Clawback Provisions. All Awards (including any proceeds, gains, or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company clawback policy, including any clawback policy adopted to comply with Applicable Law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such clawback policy or the Award Agreement.

14.8.       Listing and Other Conditions.

14.8.1.     Unless otherwise determined by the Committee, as long as the Common Shares is listed on a national securities exchange or system sponsored by a national securities association, the issuance of Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or system. The Company shall have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Option or other Award with respect to such Shares shall be suspended until such listing has been effected.

14.8.2.     If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under Applicable Law, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

14.8.3.     Upon termination of any period of suspension under this Section 14.8, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

14.8.4.     A Participant shall be required to supply the Company with certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, or approval the Company deems necessary or appropriate.

14.9.       Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Cayman Islands, without reference to principles of conflict of laws.

14.10.     Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.11.     Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates or affect any benefit or compensation under any other plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.12.     Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Shares pursuant to Awards hereunder.

14.13.     No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.14.     Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.15.     Section 16(b) of the Exchange Act. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.15, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.16.     Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares, or other consideration so deferred, and such other terms, conditions, rules, and procedures that the Committee deems advisable for the administration of any such deferral program.

14.17.     Section 409A of the Code. The Plan and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.18.     Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate.

14.19.     Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.20.     Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

SECTION 15.       EFFECTIVE DATE OF PLAN

The Plan shall become effective immediately prior to the effectiveness of the Company’s initial public offering of Common Shares, subject to the approval of the Plan by the shareholders of the Company.

SECTION 16.       TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the 10th anniversary of the earlier of the date that the Plan is adopted or the date of shareholder approval, but Awards granted prior to such 10th anniversary may extend beyond that date.